SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party Other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Material
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             HEMACARE CORPORATION
    -------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)
    --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/	No fee required.
/ /	$500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
/ / 	Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.
1)	Title of each class of securities to which transaction applies:

        -----------------------------------------------------------
2)	Aggregate number of securities to which transactions applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------
4)	Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------
5)	Total fee paid:

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/ / 	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

        ------------------------------------------------------------

2)	Form, Schedule or Registration Statement No.:

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3)	Filing Party:

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4)	Date Filed:

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

                             [COMPANY LOGO]

                          HEMACARE CORPORATION
                   ____________________________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held June 13, 2001
                                9:30 a.m.
                            _________________

Notice is hereby given that the 2001 Annual Meeting of Shareholders (the "Meeting") of HemaCare Corporation (the "Company") will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367, on Wednesday, June 13, 2001 at 9:30 a.m. (Pacific Daylight Savings
Time), for the following purposes:

1. To elect five directors for the ensuing year and until their successors have been elected and qualified;

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 2001; and

3. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock of the Company at the close of business on April 20, 2001 will be entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and shareholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to shareholders on or about May 3, 2001.

In order ensure that your shares may be represented at the Meeting and to assure a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.


                                By Order of the Board of Directors

                                /s/ JoAnn R. Stover
                                -------------------------
                                JoAnn R. Stover, Secretary


Sherman Oaks, California
April 27, 2001

                  IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.
   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE,
    SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.
         THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                          HEMACARE CORPORATION
                        4954 Van Nuys Boulevard
                    Sherman Oaks, California  91403
                            April 27, 2001
                             818-986-3883
                      __________________________

                           PROXY STATEMENT
                           ---------------

                         GENERAL INFORMATION


The accompanying proxy card (the "Proxy") is solicited by and on behalf of the Board of Directors of HemaCare Corporation (the "Company"), for use only at the Annual Meeting of Shareholders (the "Meeting") to be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, on Wednesday, June 13, 2001 at 9:30 a.m. (Pacific Daylight Savings Time) and at any and all adjournments or postponements thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below, for the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors and, with discretion, on all such other matters as may properly come before the Meeting. Alan C. Darlington and William D. Nicely, the designated proxy holders
(the "Proxyholders"), are members of the Company's management. A shareholder may withdraw the Proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument withdrawing the Proxy. Shareholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures of withdrawing their Proxy.

In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation and upon Company approval, may solicit Proxies personally or by other appropriate means. The total cost of solicitation of Proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other materials used in this solicitation of Proxies, will be borne by the Company. Although there are no formal agreements to do so, it is anticipated that the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any Proxy soliciting materials to their principals.

It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to shareholders on or about May 3, 2001.

Matters to be Considered
------------------------

The matters to be considered and voted upon at the Meeting will be:

1. Election of Directors. To elect five persons to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

                Alan C. Darlington
                Robert L. Johnson
		William D. Nicely
		Julian L. Steffenhagen
                Charles R. Schwab, Jr.

2. Ratification of Appointment of Independent Auditors. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 2001.

3. Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

                        OUTSTANDING SECURITIES

Voting Rights and Broker Non-Votes
----------------------------------

Holders of the Company's common stock, without par value (the "Common Stock"), of record as of the close of business on April 20, 2001 (the "Record Date") are entitled to vote on all matters presented to the Meeting. On April 20, 2001, there were 7,460,327 of Common Stock outstanding, which constitutes all of the outstanding voting securities of the Company. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date, except that in the election of directors, each Shareholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (five). All such votes may be cast for a single candidate or distributed among any or all the candidates as the Shareholder sees fit. However, no Shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of their intention to cumulate their votes. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The candidates receiving the highest number of votes will be elected. Typically, any other matters that may be presented at the Meeting will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

Of the shares of Common Stock outstanding on the Record Date, 627,100 shares of Common stock (approximately 8.41% of the issued and outstanding shares of Common Stock) were owned by directors and executive officers of the Company. Such persons have informed the company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein and "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors. Under California law and the Company's Bylaws, a quorum consists of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of directors) voted on by Shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required. Accordingly, abstentions and broker non-votes will have no effect on such a vote; provided, however, that in the event the number of shares voted affirmatively does not represent a majority of the required quorum, abstentions and broker non-votes will have the effect of a "no" vote.

If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees and "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common stock will be voted "FOR" the election of the Board of Directors' nominees and "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

The Securities and Exchange Commission (the "SEC") has amended its rule governing a company's ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal was not submitted to the Company prior to March 16, 2001, the enclosed Proxy would confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstances arise which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Principal Shareholders
----------------------

The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock (other than depositories), (ii) each director (and nominee for director) of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the named shareholder has sole voting and investment power with respect to the shares of Common Stock owned by such shareholder, subject to community property laws where applicable.

                                  Amount and
                                  Nature of
Name and Address of               Beneficial        Percentage
Beneficial Owner (1)             Ownership (2)       Owned (3)
-----------------------------   --------------     ------------

Charles R. Schwab, Jr.            662,100 (4)(5)     8.79%
Chess Ventures, LLC               588,100 (6)        7.88
Alan C. Darlington                270,000 (7)        3.50
William D. Nicely                 120,000 (8)        1.58
Julian L. Steffenhagen             85,000 (5)        1.13
Robert L. Johnson                  55,000 (9)          *
Dana Belisle                       20,000 (8)          *
David E. Fractor                   12,000 (8)          *
All executive officers and
 directors as a group
 (7 persons)                    1,224,100           15.19%

________

*   Less than 1%
(1) The address of Chess Ventures, LLC and Charles R. Schwab, Jr. is One Embarcadero Way, San Francisco, CA 94111. The address for Mr. Robert
    L. Johnson is Catholic Healthcare West, 1700 Montgomery Street, San Francisco, CA 94111. The address for Mr. Julian Steffenhagen is Beckman Coulter, 2500 Harbor Blvd., Fullerton, CA 92834. The address for Messrs. Darlington, Nicely, Belisle and Fractor is 4954 Van Nuys Boulevard, Sherman Oaks, CA 91403.
(2) Except as set forth below, the named shareholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.
(3) Shares of Common Stock, which the person (or group) has the right to acquire within 60 days after the record date, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.
(4) Includes 588,100 shares held by Chess Ventures, LLC, of which Mr. Schwab is the president. Mr. Schwab disclaims beneficial ownership of the shares beneficially owned by Chess Ventures, LLC.
(5) Includes 70,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(6) Charles R. Schwab, Jr. is the president and majority shareholder of Chess Ventures, LLC. Chess Ventures, LLC changed its name from Kensington Value Fund LLC in February 2001. See Note 4.
(7) Includes 250,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(8) Represents shares issuable upon exercise of stock options exercisable within 60 days of the record date.
(9) Represents shares of Common Stock issuable upon exercise of currently exercisable stock options.

                                PROPOSAL  1

                          ELECTION OF DIRECTORS

Directors, Executive Officers and Key Employees
-----------------------------------------------

The Company's Bylaws provide that the number of directors of the Company shall range between five and nine. Currently the number of directors has been set at five as provided by the Bylaws. Each director elected at the Meeting will hold office until the next annual meeting of shareholders and until the election of his or her successor. All nominees have indicated their willingness to serve unless otherwise instructed. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below. In the event that any nominee is unable to serve, an event that is not anticipated, the Proxies will be voted for the election of any substitute nominee who may be designated by the Board of Directors.

Each of the following persons has been nominated by the Board of Directors for election as a director to hold office until the next annual meeting of shareholders and until the election of his or her successor:

                       Alan C. Darlington
                       Robert L. Johnson
                       William D. Nicely
                       Charles R. Schwab, Jr.
                       Julian L. Steffenhagen

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" THE NOMINEES.

None of the directors, nominees for director or executive officers were selected pursuant to any arrangements or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company, and except as set froth below, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

The following table sets forth certain information concerning the directors, executive officers and key employees of the Company.


Name                            Age                 Position
----------------------------   -----  ------------------------------------

Alan C. Darlington              50    Executive Chairman, Chief Executive
                                      Officer and Director
William D. Nicely               53    President of HemaCare Corporation,
                                      Chief Executive Officer-Western U.S.
                                      Operations and Director
Dana E. Belisle                 37    President of Coral Blood Services,
                                      Chief Operating Officer- Eastern U.S.
                                      Operations
David E. Fractor                41    Chief Financial Officer
Julian L. Steffenhagen (1)(2)   57    Director
Charles R. Schwab, Jr. (1)(2)   36    Director
Robert L. Johnson (1)(2)        62    Director
Joshua Levy, M.D.               61    National Medical Director

_______

(1)     Member of the Audit Committee.
(2)     Member of the Compensation Committee.

Directors
---------
Alan C. Darlington has been a director of the Company since January 1997 and Chairman of the Board of the Company since December 1997.
In September 1998, Mr. Darlington was appointed Executive Chairman of the Company and, in December 1998, assumed full time duties as Executive Chairman. Prior to joining the Company, Mr. Darlington was President of Timpe & Darlington, Inc., a healthcare management consulting firm specializing in financial advisory services to physician management companies and to other providers concerning managed care, which he founded in 1991. Previously, he was a partner of Arthur Andersen & Co. where he was employed from 1976 to 1991. Mr. Darlington received his Business Administration degree from the School of Business at California State University at Los Angeles in 1976 and has been a Certified Public Accountant since 1978.

William D. Nicely has been the Chief Executive Officer and a Director of the Company since June 1998. In 2000, Mr. Nicely was appointed
President of HemaCare Corporation and Chief Executive Officer of the
Western U.S Operations. Prior to joining the Company, Mr. Nicely had been Chief Executive Officer of the Southern California Region of the American
Red Cross Blood Services since 1995. From 1994 to 1995, he was Senior Vice President of Network Development and Operations of Community Care of America, a national health care company that owns and operates long-term care facilities. Prior to that time, Mr. Nicely served as Chief Executive
Officer with several major medical centers and healthcare institutions in the southwest. Mr. Nicely received his Bachelor of Science degree in Business Administration and his Master of Science degree in Health Administration from Ohio State University.

Julian L. Steffenhagen has been a director of the Company since December 1997. Since 1979, Mr. Steffenhagen has held several management positions at Beckman Coulter, Inc., an international manufacturer of laboratory equipment and diagnostic reagents. He is currently the Vice President, Corporate Development and Strategic Planning. He earned his Bachelor of Science and Master of Science degrees in mechanical engineering, and his Master of Business Administration degree from the University of Michigan. Mr. Steffenhagen has been Chairman of the Audit Committee since December 1997 and is a member of the Compensation Committee.

Charles R. Schwab, Jr. has been a director of the Company since December 1997. Since 1994, Mr. Schwab has been the general partner of Chess Ventures, LLC (formerly Kensington Value Fund), a private investment fund that is also a significant shareholder in the Company. From 1990 to 1994, Mr. Schwab was employed as a proprietary money manager for Paribas Limited in London, England, a subsidiary of Banque Paribas, a French commercial bank. Mr. Schwab received his Business Administration degree in 1986 at Northwestern University and his Masters degree in Finance from the University of Chicago in 1989. Mr. Schwab has been Chairman of the Compensation Committee since December 1997 and is a member of the Audit Committee.

Robert L. Johnson has been a director of the Company since April 1999. Since 1986, Mr. Johnson has been the Senior Vice President, Legal and General Counsel of the Catholic Healthcare West hospital system, headquartered in San Francisco, California. Prior to joining Catholic Healthcare West, Mr. Johnson was in the private practice of law and is admitted to practice in the federal and state courts of Arizona and California, as well as the United States Supreme Court. He has been active in various health care related organizations and, in 1995, served as the President of the American Academy of Healthcare Attorneys. Mr. Johnson obtained his LL.B. degree, cum laude, from the University of Arizona in 1962. Mr. Johnson is a member of the Audit and Compensation committees.

Officers
--------
Dana Belisle has been Chief Operating Officer of the Company since
March 1999 and President of Coral Blood Services since April 2001.
Prior to joining the Company in 1998, Mr. Belisle was Northeast
Director of Clinical Services for Coral Therapeutics, Inc. from
1995 through 1998. From 1990 through 1995, Mr. Belisle was a Clinical Specialist for Haemonetics Corporation, an international manufacturer of automated blood processing systems. Mr. Belisle received his Bachelor of Arts degree in Medical Technology at the University of Maine and is a registered Hemapheresis Specialist.

David E. Fractor has been Chief Financial Officer of the Company since
June 1999. Prior to joining the Company, Mr. Fractor was Chief Financial Officer of the Andwin Corporation, a manufacturer and distributor of medical devices, since 1996. From 1994 through 1996, Mr. Fractor performed consulting services primarily functioning as interim CFO for emerging public companies. From 1986 through 1994, he was an audit manager at both Deloitte and Touche and at Weber, Lipshie & Co., a regional accounting firm. He received his Bachelor of Science degree in Accounting from the University of Southern California in 1982 and has been a Certified Public Accountant since 1986.

Key Employees
-------------
Joshua Levy, M.D. was appointed National Medical Director of the Company in March 2000. Since co-founding the company in 1978, Dr. Levy has been the Company's Medical Director and had served as a member of the board from 1978 until 1996. Dr. Levy received his M.D. degree from Albert Einstein College of Medicine in 1964. He is certified by the American Board of Internal Medicine and was Adjunct Associate Professor of Medicine at UCLA from 1967 to 1982. He has published numerous scientific articles in the fields of rheumatology and immunology and is a national authority and frequent lecturer on therapeutic hemapheresis.

Committees of the Board
-----------------------

The Board of Directors has an Audit Committee and a Compensation Committee each of which consists of three directors who serve at the discretion of the Board of Directors.

The Audit Committee is chaired by Mr. Steffenhagen, and its members are Messrs. Johnson and Schwab Jr. The primary purposes of the Audit Committee are (i) to review and discuss the Company's audited financial statements with management, (ii) discuss with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, (iii) recommend to the Board of Directors whether the Company should include the audited financials in its Annual Report on Form 10-K and
(iv) oversee compliance with the SEC requirements for disclosure of auditors' services and activities. On April 25, 2001, the Board of Directors of the Company, on the recommendations of the Audit Committee, adopted a written Audit Committee Charter, a copy of which is attached hereto as to Appendix A.

The Compensation Committee is chaired by Mr. Schwab, Jr., and its members are Messrs. Steffenhagen and Johnson. The purposes of the Compensation committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers and (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's incentive programs will be granted.

Meetings and Attendance
-----------------------

The Board of Directors met seven times during fiscal 2000 and took action by unanimous written consent on eight occasions during fiscal 2000. During fiscal 2000, each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which they served during fiscal 2000. In 2000, the Audit Committee met two times and the Compensation Committee met once.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of the Company's Common Stock to file with the SEC reports of initial ownership and changes in ownership of the Company's Common Stock and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis such persons. Based solely upon review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2000, except that Robert L. Johnson, a director, was delinquent in filing a Form 5 for the year ended December 30, 2000.

Compensation of Directors
-------------------------

Directors who are not employees of the Company receive $1,500 for each Board meeting attended and reimbursement of reasonable travel expenses for each Board meeting attended.

Historically, each person who has not previously served as a director of the Company and who is initially elected or appointed as a non-employee director is granted a vested option to purchase 15,000 shares of the Company's Common Stock at the market price on the date of grant. Additionally, outside directors have received additional stock option grants of 15,000 shares of Common Stock for each year of service. On March 23, 2001, the Compensation Committee approved an increase in the annual option grant to purchase 25,000 shares of Common Stock, exercisable at the market price on the date of grant, to each outside director.

Executive Compensation
----------------------

The following table sets forth information concerning all cash and non-cash compensation earned by awards to or paid by the Company to its executive officers (collectively, the "Named Executive Officers") and other key employees for the fiscal years ended December 31, 2000, 1999 and 1998.

                      SUMMARY COMPENSATION TABLE

                                                                         Long-term
                                             Annual Compensation        Compensation
                                      --------------------------------  ------------
                                                            Other
                                                            Annual       Securities     All Other
Name and Principal                    Salary    Bonus    Compensation    Underlying    Compensation
Position                      Year     ($)       ($)       ($) (1)        Options        ($) (2)
----------------------------  ----   -------   -------   ------------   -----------   -------------
Alan C. Darlington,           2000   $200,000  $60,000         -               -             -
Executive Chairman and        1999   $200,000        -         -         250,000             -
Chief Executive Officer (3)   1998   $ 98,000        -         -               -             -

William D. Nicely,            2000   $200,000  $25,000         -               -       $ 4,250
President of HemaCare         1999   $200,000  $40,000         -               -       $ 4,000
Corporation and Chief         1998   $115,000        -         -         200,000       $ 2,988
Executive Officer-
Western U.S. (4)

Dana Belisle,                 2000   $110,000  $10,000         -               -       $ 3,000
President of Coral Blood      1999   $103,000        -         -          35,000       $ 2,566
Services and Chief            1998   $ 21,000        -         -          15,000             -
Operating Officer-
Eastern U.S. (5)

David E. Fractor,             2000   $110,000  $ 5,500         -               -       $ 2,888
Chief Financial Officer (6)   1999   $ 60,000        -         -          30,000       $ 1,481
                              1998   $      -        -         -               -             -

Joshua Levy,                  2000   $187,000  $30,000         -          50,000       $ 4,250
National Medical Director     1999   $143,000        -         -               -       $ 3,583
                              1998   $121,000        -         -         100,000       $ 2,725

__________

(1) During fiscal 1998, 1999 and 2000, the Named Executive Officers received personal benefits, including but not limited to an automobile allowance, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(2) "All Other Compensation" consists of Company contributions to its Employee Salary Deferral Plan 401(k).
                                           (Footnotes continued on next page)

(Footnotes continued from prior page)
(3) Mr. Darlington was appointed Executive Chairman in December 1998. Prior to such appointment, Mr. Darlington received consulting fees as Chairman of the Board.
(4) Mr. Nicely joined the Company June 1, 1998.
(5) Mr. Belisle became an employee of the Company in October 1998 as a result of the Company acquiring the operations of Coral Blood Services.
(6) Mr. Fractor joined the Company June 14, 1999.

Employment Agreements and Services Agreements
---------------------------------------------

Pursuant to a Services Agreement effective as of March 10, 1999 (the "Darlington Agreement"), Alan C. Darlington has been engaged as the Company's Executive Chairman. The Darlington Agreement requires Mr. Darlington to devote substantially all his time to the business of the Company.  The Darlington Agreement provides for an annual salary of $200,000 with an annual bonus based upon the Company's annual net income growth (the "Bonus Payment") as well as an option to purchase up to 250,000 shares of the Company's Common Stock subject to certain vesting requirements. In the event Mr. Darlington is terminated by the Company without cause, the Darlington Agreement provides that the Company shall pay Mr. Darlington a severance payment equal to (i) $200,000 and (ii) the greater of (a) 50% of the Bonus Payment, if any, for the fiscal year ended prior to termination, and (b) 50% of the average of the Bonus Payments, if any, for the two years ended prior to termination. In the event Mr. Darlington is terminated without cause, within twelve months of a change in control (as defined in the Darlington Agreement), the Company shall pay Mr. Darlington two times the amount of severance provided for in the previous sentence. The Darlington Agreement expires on December 31,
2001 and is subject to automatic one-year extensions unless notice of termination is provided by either party within 30 days prior to a
scheduled expiration date.   On March 23, 2001, Mr. Darlington was granted
a stock option to purchase 100,000 shares of Common Stock, at market price on date of grant, subject to certain vesting requirements.

Pursuant to an Employment Agreement dated as of June 1, 2000
(the "Nicely Agreement"), William D. Nicely has been employed as
President of HemaCare Corporation and Chief Executive Officer of the Western U.S. Operations. The Nicely Agreement provides that
Mr. Nicely receive an annual salary of $200,000, a $600 per month car allowance, and a bonus in such amounts, and on such terms and conditions as may be determined at the discretion of the Compensation Committee or the Board of Directors of the Company. In the event Mr.
Nicely is terminated by the Company without cause, the Nicely Agreement provides that the Company shall pay Mr. Nicely his then current base salary and provide the benefits described in the Nicely Agreement for a period commencing at termination and expiring at the sooner of
(i) six months after the termination date or (ii) such date that Mr. Nicely commences new full-time employment acceptable to him. In the event Mr. Nicely is terminated without cause, within twelve months of a change in control (as defined in the Nicely Agreement), the Company shall pay Mr. Nicely two times the amount of severance provided for in the previous sentence. The Nicely Agreement continues for an indefinite period and may be terminated by either party, without cause, upon prior written notice to the other party.

Pursuant to an Employment Agreement dated March 22, 2000 (the "Levy Agreement"), Joshua Levy has been employed as the Company's National Medical Director. Dr. Levy is a co-founder of HemaCare Corporation and has been the medical director of the Company since its inception.
The Levy Agreement provides that Dr. Levy receive an annual salary of $200,000 and a bonus equal to ten percent (10%) of the increase, if any, in the Company's net operating profits from therapeutic apheresis services over the prior year, excluding any consideration of therapeutic apheresis treatments rendered by the Company to patients of Dr. Levy's medical practice. Such bonus shall be in addition to any other bonus awarded at the discretion of the Board of Directors. In the event Dr. Levy is terminated by the Company without cause, the Levy Agreement provides that the Company shall pay Dr. Levy his then current salary and provide the benefits as described in the Levy Agreement for twelve months after termination. In the event (i) Dr. Levy is terminated, without cause or (ii) the principle place of business of the Company is changed from Southern California within twelve months after a change in control of the Company (as defined in the Levy Agreement), Dr. Levy is entitled to receive two times the severance provided in the previous sentence. The term of the agreement shall be one year and shall be renewed automatically for subsequent one year terms unless written notice of termination is given by either party to the other not less than ninety (90) days before the end of the initial term or any subsequent one year renewal term.

In March 2000, the Compensation Committee approved severance packages for David Fractor, the Company's Chief Financial Officer, JoAnn Stover, the Company's Corporate Secretary, and Linda McDermott, the Company's Human Resources Director. The Company has agreed that upon a change in control of the Company and the termination of their employment, such individuals would receive termination payments equal to 12 months of their annual compensation.

Stock Option Plan
-----------------

In 1996, the Board of Directors, with shareholder approval, adopted the Company's 1996 Stock Incentive Plan (the "1996 Plan"). The purposes of the 1996 Plan are to (i) enable the Company to attract, motivate and retain top-quality directors, officers, employees, consultants and advisors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, and (iii) reward extraordinary effort by such persons on behalf of the Company. The 1996
Plan provides for awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, or restricted stock. The total number of shares of Common Stock available for distribution under the 1996 Plan is 2,000,000, however, no award may be made at any time if, after giving effect to such award, the total number of shares of Common Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the 1996 Plan) plus the total number of shares of Common Stock called for under any stock bonus or similar plan of the company (including shares of Common Stock underlying awards under the 1996 Plan) would exceed

30% of the total number of shares of Common Stock outstanding at the time of such award. As of April 20, 2001, there were options outstanding under the 1996 Plan exercisable for 1,603,000 of Common Stock with exercise prices ranging from $0.41 to $2.44 and with expiration dates ranging from August 30, 2001 to March 23, 2011. As of April 20, 2001, 33,500 shares of Common Stock had been issued upon exercise of stock options granted under the 1996 Plan.

Stock Option Grants, Exercises and Holdings
------------------------------------------

All stock options granted in the fiscal year ending December 31, 2000 were granted under the Company's 1996 Plan. The following two tables set forth information concerning stock options granted to or exercised by the Named Executive Officers and key employees during fiscal 2000 and the unexercised stock options held by them as of December 31, 2000.

                       OPTION/SAR GRANTS IN FISCAL 2000

                           Individual Grants                            Potential Realizable
                                                                          Value at Assumed
                Number of    % of Total                                Annual Rates of Stock
               Securities   Options/SARs                               Price Appreciation for
               Underlying    Granted to                                   Option Term (1)
              Options/SARs  Employees in     Exercise     Expiration   ---------------------
Name            Granted      Fiscal Year       Price         Date         5%         10%
------------  ------------  -------------    ---------    ----------   ----------  ---------
Joshua Levy   50,000        50.00%           $2.375       3/21/10      $32,808     $72,498

_____________

(1) The "Potential Realizable Value" is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 2000. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

                      AGGREGATED OPTION EXERCISES IN FISCAL 2000
                      AND FISCAL 2000 YEAR-END OPTION/SAR VALUES


                                                    Number of Securities
                                                   Underlying Unexercised     Value of Unexercised
                                                      Options at Fiscal       In-the-Money Options at
                                                        Year-End               Fiscal Year-End (1)
                                                --------------------------  --------------------------
                       Shares         Value
                     Acquired on     Realized
Name                 Exercise (#)       ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------  ------------   ---------   -----------  -------------  -----------  -------------

Alan C. Darlington      --              --      250,000           --        $147,500            --
William D. Nicely       --              --       80,000      120,000        $ 30,000      $ 45,000
Joshua Levy             --              --       40,000      110,000        $ 15,000            --
Dana Belisle            --              --       20,000       30,000        $  7,500      $ 11,250
David E. Fractor        --              --        6,000       24,000              --            --


____________

(1) The value of unexercised "in-the-money" options is the difference between the closing bid price of the Common Stock on the OTC Bulletin Board at the close of business on December 29, 2000 ($1.00 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

The Compensation Committee is composed entirely of non-employee directors none of whom are affiliates of the Company. Messrs. Charles R. Schwab, Jr., Robert Johnson and Julian L. Steffenhagen are currently members of the Committee.
Mr. Schwab was appointed Chairman of the Committee in December 1997.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive
plan guidelines for Company employees generally.   The Committee is composed
entirely of non-employee directors.

The policies underlying the Committee's compensation decisions are designed to attract and retain the best-qualified management personnel available. The Company compensates its executive officers primarily through salaries. The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other
objectively measurable performance factors.    Additionally, the Company
uses stock options to compensate its executives and other key employees.

In establishing executive compensation, the Committee evaluates individual performance as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals, including the timely development and introduction of products and the creation of markets in new geographic territories. The Committee also considers the performance of the Company relative to the performance of its competitors and seeks to compensate executives at levels comparable to the average compensation paid for similar positions by other companies within the healthcare industry which are of a like size (in terms of net worth and level of business). Market data on competitive compensation levels were obtained from proxy statements disclosing compensation paid to executives in comparable positions in small- to medium-sized businesses within the healthcare industry. The Company has, from time to time, gathered executive compensation information from salary surveys conducted by outside consulting firms. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review.

As part of his employment agreement, Mr. Nicely, the Company's Chief Executive Officer, receives an annual salary of $200,000 and a bonus at the discretion of the Committee or Board of Directors. Upon joining the Company, Mr. Nicely was granted a stock option to purchase 200,000 shares of the Company's Common Stock, subject to certain vesting requirements as set forth in the employment agreement. In 1999, Mr. Nicely received a bonus of $40,000, and 2000, Mr. Nicely received a bonus of $25,000.

Mr. Darlington, the Company's Executive Chairman, pursuant to his services agreement, receives an annual salary of $200,000 with an annual bonus based upon the Company's annual net income growth (the "Bonus Payment").
In connection with his service agreement, Mr. Darlington was granted stock options to purchase up to 250,000 shares of the Company's Common Stock, subject to certain vesting requirements as set forth in the Services Agreement. In 2000, Mr. Darlington received a bonus of $60,000 for fiscal 1999. March 2001, Mr. Darlington received a bonus of $80,000 for fiscal 2000 and a stock option to purchase 100,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements.

Dr. Levy, the Company's National Medical Director, pursuant to his employment agreement, receives an annual salary of $200,000 and a bonus equal to ten percent (10%) of the increase, if any, in the Company's net operating profits from therapeutic apheresis services over the prior year, excluding any consideration of therapeutic apheresis treatments rendered by the Company to patients of Dr. Levy's medical practice. Dr. Levy received a bonus of $30,000 in 2000, and in March 2001, he received a bonus of $10,000 as per his agreement.

In 2000, Mr. Belisle, the Company's Chief Operating Officer for the East Coast operations, received a salary of $110,000. In March 2001, his salary was increased to $125,000 and was awarded a bonus of $20,000 and a stock option to purchase 50,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements.

In 2000, Mr. Fractor, the Company's Chief Financial Officer, received a salary of $110,000. In 2001, his salary was increased to $125,000 and was awarded a $10,000 bonus and a stock option to purchase 20,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements.

Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Committee has not yet established a policy with respect to qualifying compensation to the Company's executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee
----------------------
Charles R. Schwab, Jr., Chairman
Robert L. Johnson
Julian L. Steffenhagen
April 25, 2001


                         REPORT OF AUDIT COMMITTEE

The Report of the Audit Committee of the Board of Directors shall not be deemed filed under the Securities Act or under the Exchange Act.

The Audit Committee consists of Messrs. Robert L. Johnson, Charles R. Schwab, Jr. and Julian L. Steffenhagen, Chairman. In accordance with its written charter adopted by the Board of Directors, the Audit Committee has reviewed the Company's financial statements for the fiscal year ended December 31, 2000, as audited by Arthur Andersen LLP, the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement of Auditing Standards No. 61. Furthermore, the Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP its independence.

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC.

Audit Committee
---------------
Julian L. Steffenhagen, Chairman
Robert L. Johnson
Charles R. Schwab, Jr.
April 25, 2001

Performance Graph
-----------------

Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock, with the yearly cumulative total return on (a) the Nasdaq Stock Market (U.S. Companies) Index and (b) the Nasdaq Health Services Stock Index. The graph assumes $100 invested on December 31, 1995 in each of the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Health Services Index. The comparison assumes that all dividends are reinvested. The graph is not necessarily indicative of the future price performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.


                  12/31/95   12/31/96   12/30/97   12/29/98   12/31/99   12/31/00
                  --------   --------   --------   --------   --------   --------
HemaCare
Corporation       100.0       83.3       12.5       12.1       17.5       38.3

Nasdaq Stock
Market            100.0      123.0      150.6      212.4      394.8      237.4
(U.S. Companies)

Nasdaq Health
Services Stocks   100.0       99.8      102.4       86.8       69.9       95.9


Certain Relationships and Related Transactions
----------------------------------------------

Joshua Levy, M.D., the National Medical Director of the Company, through his private practice in Sherman Oaks, California, treats patients who require therapeutic services. Sales by the Company to hospital customers for therapeutic services provided to Dr. Levy's patients amounted to approximately 2%, 3%, and 4% of the Company's total revenues for 2000, 1999 and 1998, respectively. There are no agreements between Dr. Levy or the Company or the Company's hospital customers that require the hospitals to select HemaCare to provide therapeutic services to the hospital's patients.

                             PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2001.

For fiscal 2000, the aggregate professional fees for the annual audit and interim quarterly reviews performed by the Company's independent public accountants were approximately $72,000. During fiscal 2000, the Company did not engage its independent public accountants to perform financial information systems design and implementation. During fiscal 2000, all other fees of the Company's independent public accountants amounted to $63,000, which primarily related to tax compliance services. The Audit Committee considered whether the provision of non-audited services is consistent with maintaining the auditor's independence.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
           VOTE "FOR" THE RATFICIATION OF THE APPOINTMENT OF
           ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED
                  PUBLIC ACCOUNTANTS OF THE COMPANY


                       PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Company's 2002 annual meeting of shareholders must be submitted by a shareholder prior to May 3, 2002, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to shareholder proposals, which were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal is not submitted to the Company prior to March 15, 2002 the proxies solicited by the Board of Directors for the 2002 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2002 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting.


                               ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Arthur Andersen LLP, the Company's independent auditors.

The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 upon the written request of any beneficial owner of the Company's securities as of the record date for the Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o JoAnn Stover, Corporate Secretary, at 4954 Van Nuys Boulevard, Sherman Oaks, California 91403.

                               OTHER BUSINESS

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.


SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                     By Order of the Board of Directors,

                                     HEMACARE CORPORATION

                                     /s/ JoAnn R. Stover
                                     JoAnn R. Stover, Secretary


Sherman Oaks, California
April 27, 2001

REVOCABLE PROXY
                                HEMACARE CORPORATION
                     Annual Meeting of Shareholders June 13, 2001

The undersigned shareholder(s) of HemaCare Corporation (the "Company") appoints Alan C. Darlington and William D. Nicely, and each of them, as Proxy, with the power to appoint their respective substitutes, and authorizes either or both of them to represent and to vote, as designated below (including, as to the election of directors, the discretionary authority to cumulate votes), all the shares of Common Stock of the Company held of record by the undersigned on April 20, 2001 at the Annual
Meeting of Shareholders to be held on June 13, 2001 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS:
   Please mark only one box per nominee. If no vote is indicated for any nominees this Proxy will be voted for the election of such nominee.



                         Vote For      Withhold Authority to Vote
                         --------      ---------------------------


ALAN C. DARLINGTON        / /                   / /
ROBERT L. JOHNSON         / /                   / /
WILLIAM D. NICELY         / /                   / /
CHARLES R. SCHWAB, JR.    / /                   / /
JULIEN L. STEFFENHAGEN    / /                   / /


2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:
   To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending
   December 31, 2001.

   / /  For            / /  Against          / /  Abstain


3.  OTHER BUSINESS:
    In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment or postponement thereof.

   / /  For            / /  Against          / /  Abstain


                    (Continued and to be signed on back)
               ----------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF EACH OF THE NOMINEES LISTED ABOVE AND "FOR" THE RATIFICATION
OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.  IF
ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY
SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned hereby ratifies and confirms that said attorneys and Proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

This Proxy will be voted "FOR" the election of all nominees whose names appear above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated on the reverse hereof, this Proxy will be voted "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors. PLEASE SIGN, DATE AND RETURN THIS PROXY
AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

Dated:....................., 2001          ______________________

                                           ______________________
                                           (Signature if jointly
                                            held)

                                  APPENDIX A

                             HEMACARE CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of HemaCare Corporation, a California corporation (the "Company"), in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

In the exercise of its oversight responsibilities, it is not the duty of the Committee (i) to plan or conduct audits or (ii) to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of the outside auditor and management, respectively. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the California General Corporation Law (the "CGCL"). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the CGCL, to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, the Board or the Company by its officers or employees or by outside experts such as the outside auditor.

MEMBERSHIP

The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board consistent with the Bylaws of the Company (the "Bylaws") and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of the Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in financial or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

COMMITTEE ORGANIZATION AND PROCEDURES

1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.
2. The Committee shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.
3. The Committee shall meet at least (four) times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.
4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.
5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

Outside Auditor
---------------

1. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.
   As appropriate, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.
2. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.
3. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with the Independence Standards Board
   Standard 1. The committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

Annual Audit
------------

1. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.
2. The Committee shall meet with the outside auditor and managements prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.
3. The Committee shall review (1) and discuss the audited financial statements with the management of the Company.
4. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements, (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor, (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

_________
   (1) Auditing literature, particularly, Statement of Accounting Standards No. 71 defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Committee are not independent accountants, and the term "review" as used in this Charter is not intended to have this meaning.
   Consistent with Footnote 47 of SEC Release No. 34-42266, any use in this Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

5. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review
----------------

1. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission (the "SEC"), prior to the filing of the Form 10-Q.

Internal Controls
-----------------

1. The Committee shall discuss with the outside auditor and management, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.
2. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.
   The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

Other Responsibilities
----------------------

1. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.
2. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.
3. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.